BALTIMORE BANCORP

Exhibit 11 - Statement Re: Computation of Per Share Earnings

                                                                           Three Months                   Nine Months
                                                                        Ended September 30,           Ended September 30,

(Thousand of dollars, except per share data)                              1994        1993           1994            1993
- ----------------------------------------------------------------------------------------------------------------------------
PRIMARY:
Average shares outstanding                                                16,776      16,556         16,725           15,145
Net effect of the assumed exercise of stock options - based on
treasury stock method (1)                                                    569                        538              139
- ----------------------------------------------------------------------------------------------------------------------------
Total                                                                     17,345      16,556         17,263           15,284
- ----------------------------------------------------------------------------------------------------------------------------
Net income                                                            $    7,224   $   1,592      $  14,111         $  9,120
- ----------------------------------------------------------------------------------------------------------------------------
Earnings per share                                                    $      .42   $     .10      $     .82         $    .60
- ----------------------------------------------------------------------------------------------------------------------------
FULLY DILUTED:
Average shares outstanding                                                16,776      16,556         16,725           15,145
Net effect of the assumed exercise of stock option - based on
treasury stock method (2)                                                    573                        573              313
Assumed conversion of Debentures (3)                                         200         200            200              200
- ----------------------------------------------------------------------------------------------------------------------------
Total                                                                     17,549      16,756         17,498           15,658
- ----------------------------------------------------------------------------------------------------------------------------
Net income                                                            $    7,224   $   1,592      $  14,111         $  9,120
Interest on Debentures, net of income tax effect (3)                          55          55            164              164
- ----------------------------------------------------------------------------------------------------------------------------
Net income, as adjusted                                               $    7,279   $   1,647      $  14,275         $  9,284
- ----------------------------------------------------------------------------------------------------------------------------
Earnings per share                                                   $       .42   $     .10      $     .82         $    .59
- ----------------------------------------------------------------------------------------------------------------------------

(1)  Using average market price.

(2)  Using the higher of the average market price or the ending price.

(3) The Company's 6.75% Convertible Subordinated Debentures are included in the calculation of fully diluted earnings per share. The 10.875% Subordinated Capital Notes are not common stock equivalents for purposes of computing earnings per share.

                                 EXHIBIT INDEX



Exhibit Number                                 Identity of Exhibits

 2.2 Amendment, dated as of October 17, 1994, by and among the Registrant, First Fidelity Bancorporation and Annabel Lee Corporation, to the Agreement and Plan of Merger date as of March 21, 1994.

11                                   Statement Re:   Computation  of Per   share
                                     Earnings.